Exhibit 99.1

UNION PACIFIC CORPORATION ANNOUNCES OFFERS TO EXCHANGE

CERTAIN OF ITS OUTSTANDING DEBT SECURITIES FOR NEW NOTES DUE 2022 AND CASH

FOR IMMEDIATE RELEASE

Omaha, Neb. – May 23, 2011 – Union Pacific Corporation (NYSE:UNP; and “Union Pacific” or the “Corporation”) today announced the commencement of private offers to exchange its outstanding notes and debentures as set forth in the table below (collectively, “Existing Notes”) for a combination of new notes due 2022 (the “New Notes”) and cash (the “Exchange Offers”).

The Exchange Offers are being conducted upon the terms and subject to the conditions set forth in an offering memorandum dated May 23, 2011, and the related letter of transmittal. The Exchange Offers are only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

The following table sets forth the Existing Notes that are subject to the Exchange Offers:

CUSIP Number	Title of Series	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Maximum Acceptance Sublimit
907818DB1	7.875% Notes due 2019	$374,100,000	N/A	N/A
907818CY2	5.450% Notes due 2013	$500,000,000	1	$50,000,000
907818DC9	5.125% Notes due 2014	$350,000,000	2	$100,000,000	(1)
907818CT3	5.375% Notes due 2014	$250,000,000	3
907818DA3	5.700% Notes due 2018	$750,000,000	4	N/A
907818CZ9	5.750% Notes due 2017	$500,000,000	5	N/A
907818AZ1	7.000% Debentures due 2016	$250,000,000	6	N/A
907818CW6	5.650% Notes due 2017	$250,000,000	7	N/A

(1)	Applies to the 5.125% Notes due 2014 and the 5.375% Notes due 2014 in aggregate.

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Union Pacific will make eight separate Exchange Offers to Eligible Holders in an amount that requires no more than $750,000,000 of New Notes be issued pursuant to the Exchange Offers (the “Exchange Offers Limit”). There will be sufficient New Notes for Union Pacific to accept any and all of the 7.875% Notes due 2019 properly tendered and accepted in the exchange. The remaining amounts of each series of Existing Notes that are exchanged in the Exchange Offers will be determined in accordance with the Exchange Offers Limit, the priorities set forth in the column “Acceptance Priority Level” and the limits set forth in the column “Maximum Acceptance Sublimit”, as applicable, in the table above and as further detailed in the offering memorandum.

The Exchange Offers are also subject to certain conditions, including the requirement that Eligible Holders tender and do not validly withdraw an amount of Existing Notes that requires the issuance of at least $250,000,000 aggregate principal amount of New Notes in accordance with the terms of the Exchange Offers.

Eligible Holders of Existing Notes that tender their Existing Notes prior to 5:00 p.m. New York City time on June 6, 2011, subject to any extension by Union Pacific (the “Early Exchange Date”), will receive an additional early exchange premium.

The Exchange Offers will expire at 11:59 p.m., New York City time, on June 20, 2011, unless extended or earlier terminated by Union Pacific (the “Expiration Date”). Tenders of Existing Notes in the Exchange Offers may be validly withdrawn at any time prior to 5:00 p.m. New York City time on June 6, 2011, subject to extension by Union Pacific (the “Withdrawal Deadline”), but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the Exchange Offers will only be distributed to holders of Existing Notes that complete and return a letter of eligibility confirming that they are eligible investors for the Exchange Offers. Holders of Existing Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/unp or contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (212) 269-5550 or (800) 714-3312.

Investor contact is Gary Grosz, (402) 544-6175.

Media contact is Donna Kush, (402) 544-3753.

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FORWARD-LOOKING STATEMENTS

This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements and information should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements and information are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements and information. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2010, which was filed with the SEC on February 4, 2011. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements and information speak only as of, and are based only upon information available on, the date of such statements or information. The Corporation assumes no obligation to update forward-looking statements or information to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or information. If the Corporation does update any such forward-looking statements or information, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements or information.

The statements and information contained in the news releases provided by Union Pacific speak only as of the date issued. Such information by its nature may become outdated, and investors should not assume that the statements and information contained in Union Pacific’s news releases remain current after the date issued. Union Pacific makes no commitment, and disclaims any duty, to update any of this information.